                                                                  EXHIBIT 10.24


                      SECOND AMENDMENT TO LETTER AGREEMENT

        THIS SECOND AMENDMENT TO LETTER AGREEMENT (the "Amendment") dated as of the 11th day of March, 1996 is entered into between EGS SECURITIES CORP. ("EGS") and SABRATEK CORPORATION ("Sabratek" or the "Company").

                                    RECITALS

        WHEREAS, EGS AND Sabratek entered into that certain Letter Agreement dated September 26, 1995 (the "Letter Agreement"), pursuant to which the Company engaged EGS to perform, among other things, financial consulting services;

        WHEREAS, EGS and Sabratek amended the Letter Agreement by that certain Memorandum dated December 20, 1995 from William D. Lautman of EGS to Scott Skooglund of Sabratek (the "Memorandum"); and

        WHEREAS, EGS and Sabratek desire to further amend the Letter Agreement as provided herein.

                                  AGREEMENTS:

        NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. INCORPORATION OF RECITALS. The foregoing Recitals are hereby incorporated into this Amendment as if fully set forth herein.

        2. INCORPORATION OF PRIOR AMENDMENT. The terms of the Memorandum are hereby incorporated herein as if fully set forth herein.

        3. PAYMENT TO EGS. The Company shall pay EGS $80,000 in connection with the expected equity financing for gross proceeds of $1,639,761 to be undertaken by the Company.

        4. NO FURTHER OBLIGATIONS UNDER THE LETTER AGREEMENT. The Letter Agreement, as amended, is hereby terminated and of no further force and effect and the Company and EGS are hereby relieved of all further obligations thereunder; provided, however, that the Company's obligations to pay EGS $330,000 pursuant to the terms of the Letter Agreement as amended by the Memorandum and hereby shall survive the termination of the Letter Agreement as provided herein.


        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



                                        EGS Securities Corp.

                                        By: __________________________
                                            Name:
                                            Title:

                                        Sabratek Corporation

                                        By: __________________________
                                            Name:
                                            Title:

                              EGS SECURITIES CORP.








MEMORANDUM


To:        Scott Skooglund

From:      William D. Lautman

Date:      December 20, 1995

Subject:   AMENDMENT TO EGS LETTER AGREEMENT DATED SEPTEMBER 26, 1995

- --------------------------------------------------------------------------------

This memorandum serves to confirm the agreement between EGS Securities Corp. and Sabratek Corporation that all existing or potential obligations of Sabratek to compensate EGS for success fees (as defined in the aforementioned Letter Agreement) earned or to be earned by EGS pursuant to the terms of paragraph 3(b) of such Letter Agreement, will be superseded with the obligation of Sabratek to pay EGS a $150,000 fee for business consulting services rendered through December 1995. All other terms of the Letter Agreement will remain intact.

                              EGS SECURITIES CORP.

                                  CONFIDENTIAL


                                                September 26, 1995


K. Shan Padda
Chairman and
Chief Executive Officer
Sabratek Corporation
5601 W. Howard Street
Niles, Illinois 60714

Dear Shan:

        We are pleased to provide this letter (the "Letter Agreement") that confirms the understanding and agreement between EGS Securities Corp. ("EGS") and Sabratek Corporation ("Sabratek" or the "Company") as follows:

        1. Sabratek hereby engages EGS as its exclusive financial advisor for a 12-month period commencing with the execution of this Letter Agreement.

        2.      EGS accepts this engagement and, in connection, agrees:

                (a) to advise Sabratek and its Board of Directors on the ongoing development and implementation of the Company's financial strategy;

                (b) to assist Sabratek in structuring and marketing financings of debt and equity;

                (c) to serve as exclusive placement agent to Sabratek in connection with securities offerings referred to in (b) above; and

                (d) to counsel Sabratek, as requested, in its pursuit of, and negotiations regarding commercial banking credit lines, leasing transactions, and other financial arrangements;

        3. As compensation for EGS's services rendered hereunder, Sabratek agrees to pay, in cash:

                (a) an advisory fee (the "Advisory Fee") payable to EGS as follows:

                        (i)     $100,000 upon execution of this Letter
                                Agreement;

                        (ii) $40,000 180 days following the execution of this Letter Agreement; and


         300 Park Avenue, New York, New York 10022 Tel: (212) 755-9000
                              Fax: (212) 755-9188

Page Two
September 26, 1995


                        (iii) $40,000 one year following the execution of this Letter Agreement.

                (b) a success fee (the "Success Fee") equivalent to 8.0% of consideration received by Sabratek in any Financing or Financings (as defined below); except that no Success Fee will be earned by EGS unless the per share value of equity (or underlying equity, for convertible exercisable or exchangeable securities) sold exceeds $1.50, such price being subject to adjustment, from time to time, for stock splits, stock dividends, or other recapitalizations. Sabratek agrees to pay to EGS Success Fees relating to Financings, promptly upon the closing of each respective Financing.

        4. For the purpose of this Letter Agreement, a "Financing" shall mean a sale, by the Company, of any debt or equity securities or the borrowing by the Company of any funds from any third party (other than money borrowed by the Company from a commercial banking institution which does not involve the issuance, by the Company, of any equity securities or securities convertible into, or exercisable or exchangeable for any equity securities). Amounts paid into escrow and contingent payments in connection with any Financing will be included as part of the aggregate consideration received by the Company in such Financing, except that the Success Fee to be paid to EGS relating to such escrow amounts or contingent payments will be calculated and payable only if and when such escrow amounts or payments are received by the Company. Notwithstanding the foregoing, neither (1) an initial public offering of common stock, nor (2) a sale of equity of Sabratek in a transaction where a change of control occurs, shall be considered a Financing for the purpose of calculating a Success Fee.

                If any portion of the aggregate consideration paid to the Company in any Financing is paid in the form of securities, the value of such securities, for purposes of calculating the Success Fee to be paid to EGS will be determined by the average of the last sale prices for such securities on the five trading days ending five days prior to the consummation of such Financing. If such securities do not have an existing public trading record, the value of the securities will be the mutually agreed upon fair market value on the day prior to the consummation of such Financing.

                The Company shall satisfy itself that each investor in each Financing is an "accredited investor" as such term is described in Regulation D of the Rules and Regulations promulgated under the Securities Act of 1933. Each Financing will be placed pursuant to subscription agreements and other conditions as shall be agreed by the Company and any provider of such Financing. The Company shall have exclusive authority for negotiating such agreements. EGS will use its "reasonable efforts" to assist the Company in the placement of each Financing, but there is no commitment, expressed or implied, by EGS or any of its affiliates to

Page Three
September 26, 1995

             In connection with each Financing, the Company shall prepare a private placement memorandum (the "Memorandum"). The Company will be solely responsible for the contents of the Memorandum and any other information provided to any offeree with the approval of the Company (together, the "Offering Materials"). The Company represents that the Offering Materials will not, as of the date of the offer or placement of any Financing, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company agrees to advise EGS promptly of the occurrence of any event or any other change which results in the Offering Materials containing any untrue statement of a material fact or omitting to state a material fact. The Company authorizes EGS to provide Offering Materials to prospective providers of any portion of a Financing. EGS is not authorized to provide any information, whether written or otherwise, to any prospective investor nor make any representation in connection with a potential investment in the Company other than those representations expressly set forth in the Memorandum.

     5. In addition to any fees that may be payable to EGS, Sabratek shall reimburse EGS, promptly upon request, from time to time, an amount equivalent to its reasonable out-of-pocket expenses incurred during the period of, and in connection with its engagement hereunder, and such expenses shall be reimbursable to EGS whether or not a Financing is consummated and notwithstanding the termination of this Letter Agreement. EGS is obligated (1) to notify Sabratek when its cumulative expenses, incurred in connection with this engagement, reach $15,000, and (2) to seek approval from Sabratek to receive reimbursement for expenses that exceed cumulative expenditures of $25,000.

     6. Sabratek shall furnish, or cause to be furnished, all information requested by EGS for the purpose of rendering services hereunder. EGS shall have no obligation to make any independent appraisal of the Company's assets or liabilities. In addition, Sabratek recognizes and confirms that EGS:

             (a) will use and rely on information furnished by Sabratek and information available from generally recognized public sources in performing the services contemplated by this Letter Agreement, without having independently verified the same; and

             (b) does not assume responsibility for the accuracy or completeness of such information.

             EGS agrees to keep confidential all material non-public information provided to it by Sabratek except as required by law or as contemplated by the terms of this Letter Agreement. Notwithstanding anything to the contrary contained herein, EGS may disclose non-public information to its agents and advisors whenever EGS determines that such disclosure is

Page Four
September 26, 1995

        7.      The Company represents and warrants that:

                (a) this Letter Agreement has been duly authorized, executed and delivered by the Company;

                (b) all shares of stock issued in any Financing will, upon issuance and payment therefore in accordance with the terms of such Financing, be duly authorized, validly issued, fully paid and nonassessable; and

                (c) the private placement of each Financing will be entitled to an exemption from registration or qualification under the applicable securities laws, and neither the Company nor any of its affiliates has taken or will take any action, directly or indirectly, so as to cause the private placement of any Financing to fail to be entitled to such exemption from registration or qualification and the Company will make all filings as may be required under the securities or "Blue Sky" laws of any state in connection therewith.

                EGS represents and warrants that it is duly registered as a broker/dealer pursuant to the Securities Exchange Act of 1934, as amended, and is a good member in good standing of the National Association of Securities Dealers, Inc. All of the representations and warranties and the provisions of Exhibit A attached hereto shall survive the termination of this Letter Agreement.

        8. Except as required by law, any advice rendered by EGS pursuant to its engagement hereunder shall be treated as confidential by Sabratek, and shall not be disclosed publicly in any manner without the prior written consent of EGS. Without prior consultation with EGS, Sabratek shall not make any legally required disclosure of such advice nor make any legally required public announcement or filing in which EGS's name appears.


        9. EGS's engagement may be terminated by either Sabratek or EGS at any time upon 10 days' written notice from one party to the other ("Early Termination"). Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and Sabratek's obligations to pay fees and reimburse expenses shall survive any such termination. Sabratek agrees to pay to EGS (i) the Advisory Fee regardless of whether Sabratek causes an Early Termination, and (ii) any Success Fees earned in connection with any Financing consummated within 12 months of the execution of this Letter Agreement, after either party hereto causes an Early Termination, provided that EGS had played a significant role in effecting the Financing.

Page Five
September 26, 1995



        10. This Letter Agreement is made for the benefit of the Sabratek, EGS and the persons entitled to indemnity in accordance with Exhibit A (attached herewith), and their respective successors, assigns, heirs and representatives.



        11. This Letter Agreement may not be amended or modified except in writing executed by Sabratek and EGS, and shall be governed by and construed in accordance with the internal laws of the State of New York without reference to conflicts of laws.

        Please confirm that the foregoing is in accordance with your understanding by signing and returning to EGS the enclosed duplicate of this letter.


                                                Sincerely yours,


                                                EGS Securities Corp.



                                                By:   William D. Lautman
                                                      ------------------------
                                                      William D. Lautman
                                                      Managing Director



WDL/cjb

Attachment

Accepted and agreed to as of the date
first written above.


K. Shan Padda
- -------------------------------
Name


Chief Executive Officer
- -------------------------------
Title

10/7/95
- -------------------------------
Date

                                  EXHIBIT A
                                  ---------

                               INDEMNIFICATION
                               ---------------



Sabratek shall indemnify and hold harmless EGS and its affiliates, and each person, if any, who controls EGS or any of its affiliates, within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 and the respective agents, employees, officers and directors, affiliates and any controlling person of any of them, and any persons retained in connection with the performance of the services described in the Letter Agreement to which this is an Exhibit (individually referred to as an "Indemnified Person") from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, any legal or other expenses (collectively, "Losses") incurred in connection with investigating, preparing to defend or defending against any action, claim, suit or proceeding (including an investigation) commenced or threatened, or in appearing or preparing for appearance as a witness in any action, suit, proceeding or partial proceeding) to which, jointly or severally, any Indemnified Person may become subject, directly or indirectly related to, arising out of, or in connection with the performance of any services pursuant to or in connection with the Letter Agreement to which this is an Exhibit or any Indemnified Person's role in connection with any of the foregoing. In addition, the Company shall indemnify and hold harmless each Indemnified Person for Losses that arise out of, or are based upon (i) any untrue statements or alleged untrue statement of any material fact contained in any Offering Materials or any amendment or supplement thereto or any application or other documents executed by the Company or which arise out of or are based upon information provided by the Company, filed in any jurisdiction in order to qualify any services of the Company for offer or sale under state securities or Blue Sky laws of such jurisdiction, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in such Offering Materials, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through EGS specifically for inclusion therein, and provided further, however, that the foregoing indemnity agreement with respect to any Offering Materials shall not inure to the benefit of any Indemnified Person, if a copy of such Offering Materials (as then amended or supplemented, provided that the Company shall have timely furnished to EGS sufficient copies of any such amendments or supplements thereof) was not sent or given by or on behalf of such Indemnified Person, if required by law so to have been delivered, at or prior to the sale of the securities to such person, and if such Offering Materials (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability. Notwithstanding the foregoing, Sabratek shall not be liable to an Indemnified Person in respect of any claim, damage, loss, liability, cost or expense to the extent the same resulted from the willful misconduct or gross negligence of such Indemnified Person in performing such services. Sabratek will also periodically reimburse any Indemnified Person for reasonable legal and other expenses (including the cost of investigation and preparation) incurred in connection with any matter subject to indemnification as set forth above. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless, then Sabratek shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage, liability, cost or expense in such proportion as is appropriate to reflect not only the relative benefits received by Sabratek on the one hand and the Indemnified Person on the other hand but also the relative fault of Sabratek and the Indemnified Person, as well as any relevant equitable considerations; provided however, that the aggregate contributions of all Indemnified Persons for all claims, losses, damages, liabilities and expenses shall not exceed the aggregate fees actually received by EGS pursuant to this Letter Agreement. The reimbursement, indemnity and contribution obligations of Sabratek under this paragraph shall be in addition to any liability which Sabratek or any right an Indemnified Person may otherwise have and shall be binding upon and inure to the benefit or any successors, assigns, heirs and personal representatives of Sabratek or any Indemnified Person.